                                                             Exhibit No. EX-99.n

                                    MGI FUNDS
                               MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3

     The MGI Funds (the "Trust")  hereby  adopts this  Multiple  Class Plan (the
"Plan")  pursuant to Rule 18f-3  under the  Investment  Company Act of 1940,  as amended (the "1940 Act").  This Plan sets forth the  separate  distribution  and servicing  arrangements  and expense  allocations of each class of shares of the
Trust.

     The Plan is adopted by a majority  of the Board of  Trustees  of the Trust, including a majority of the  Trustees  who are not  "interested  persons" of the
Trust (as such term is defined in the 1940 Act).  The Board of  Trustees  of the
Trust has determined that the Plan, including the allocation of expenses,  is in the best interests of the Trust as a whole, each series of shares offered by the
Trust  (individually  a "Fund" and  collectively  the "Funds") and each class of shares  offered by the Trust.  To the extent that a subject  matter set forth in the  Plan  is  covered  by  the  Trust's  Amended  and  Restated  Agreement  and
Declaration of Trust (the "Trust Agreement") or By-laws, such Trust Agreement or
By-laws  will  control  in the event of any  inconsistencies  with  descriptions contained in the Plan.

CLASS CHARACTERISTICS

     Each  class of shares  of a Fund will  represent  an  interest  in the same portfolio  of  investments  of a Fund  of the  Trust,  and be  identical  in all respects to each other  class,  except as set forth in the Plan and as described in greater detail in the Trust's Registration Statement.  The term "Registration
Statement" shall mean the Registration Statement of the Trust on Form N-1A under the Securities Act of 1933, as amended,  and the 1940 Act, as such  Registration
Statement may be amended or supplemented from time to time.

Class S:

          Class S shares  generally  are  available  for sale only to  investors making a minimum  $10,000  investment in the Trust,  including  retail investors and retirement and other institutional investors that do not meet the  eligibility  requirements  for  investing  in the Class Y-1,
          Class  Y-2 or Class Y-3  shares  of the  Trust,  as  described  in the
          Registration Statement. Class S shares are sold without the imposition of an  initial  sales  charge  and are  not  subject  to a  contingent deferred  sales charge  ("CDSC").  Class S shares are subject to a fee
          ("12b-1 fee") at the annual rate of up to 0.25% of their average daily net  assets,  paid  pursuant  to a plan of  distribution  and  service adopted in  accordance  with Rule 12b-1  under the 1940 Act  ("Class S
          12b-1 Plan"). This fee is used to compensate financial intermediaries, such as qualified dealers and retirement recordkeepers,  for providing certain shareholder  services and may also be used to market the Class
          S shares  of a Fund or to  compensate  intermediaries  for  attracting shareholders to the Class S shares of a Fund. In addition, the Class S
          Shares may pay 12b-1 fees to  unaffiliated  mutual  fund  supermarkets that maintain investor accounts and provide shareholder  servicing and recordkeeping services for holders of Class S Shares.

          Class S shares also are subject to a separate internal  administrative fee that is paid  pursuant to the  Administrative  Services  Agreement with Mercer Global Investments, Inc. ("Mercer") (and not paid pursuant to a Rule 12b-1 plan) of up to 0.15% of the  average  daily net assets of the Class S shares.  This fee is used to  compensate  Mercer or its affiliates for shareholder servicing for the Class S shares, including
          (i) attending to shareholder  correspondence,  requests and inquiries, and  other  communications  with  shareholders,  (ii)  assisting  with exchanges,  (iii)  assisting  with the  processing  of  purchases  and redemptions,  (iv)  preparation and  dissemination  of information and documents  for use by  beneficial  shareholders,  (v)  monitoring  and overseeing non-advisory relationships with entities providing services to the Class and (vi) portfolio rebalancing.

Class Y-1 Shares:

          Class Y-1 shares are  available  for sale to investors who invest over
          $50 million (in the case of defined contribution plan investors) or at least  $10  million  (in the  case of  investors  other  than  defined contribution  plans) in the Trust.  Class Y-1 Shares are sold  without the  imposition  of an initial  sales  charge and are not subject to a
          CDSC.  Class Y-1 shares are  subject to a 12b-1 fee at the annual rate of up to 0.25% of their average  daily net assets,  paid pursuant to a
          12b-1 Plan ("Class Y-1 12b-1  Plan").  This fee is used to  compensate
          retirement   recordkeepers  and  other  intermediaries  for  providing
          certain shareholder  services and may also be used to market the Class
          Y-1 shares of a Fund or to compensate  intermediaries  for  attracting shareholders to the Class Y-1 shares of a Fund.

          Class  Y-1   shares  are  also   subject   to  a   separate   internal
          administrative  fee  that  is  paid  pursuant  to  the  Administrative
          Services  Agreement  with  Mercer  (and not paid  pursuant to the Rule
          12b-1  plan) of up to 0.10% of the  average  daily  net  assets of the
          Class Y-1  shares.  These  fees are used to  compensate  Mercer or its affiliates  for  shareholder  servicing  for  the  Class  Y-1  shares, including (i) attending to  shareholder  correspondence,  requests and inquiries, and other communications with shareholders,  (ii) assisting with  exchanges,  (iii) assisting with the processing of purchases and redemptions,  (iv)  preparation and  dissemination  of information and documents  for use by  beneficial  shareholders,  (v)  monitoring  and overseeing non-advisory relationships with entities providing services to the Class and (vi) portfolio rebalancing.

Class Y-2 Shares:

          Class Y-2 shares are available for sale to defined  contribution plans that  invest at least $100  million in the Trust,  to clients who have entered into a  discretionary  investment  management  agreement  with
          Mercer or its  affiliates  and to retirement or other benefit plans of the  Advisor  and any of its  affiliates.  Class  Y-2  shares  are not available to certain defined  contribution plans. Class Y-2 shares are sold  without the  imposition  of an initial  sales charge and are not subject to a CDSC and are not subject to any  service or  distribution fees.

          Class Y-2 shares are subject to an internal administrative fee that is paid pursuant to the  Administrative  Services  Agreement  with Mercer
          (and not paid  pursuant  to a Rule  12b-1  plan) of up to 0.05% of the average daily net assets of the Class Y-2 shares.  These fees are used to compensate  Mercer or its affiliates for shareholder  servicing for
          the  Class  Y-2  shares,   including  (i)  attending  to   shareholder
          correspondence,  requests and inquiries, and other communications with shareholders,  (ii) assisting with exchanges, (iii) assisting with the
          processing  of  purchases  and   redemptions,   (iv)  preparation  and
          dissemination  of  information  and  documents  for use by  beneficial shareholders, (v) monitoring and overseeing non-advisory relationships with  entities  providing  services  to the Class  and (vi)  portfolio rebalancing.

Class Y-3 Shares:

          Class  Y-3  shares  are  available  for  sale  only  to  institutional investors  who have entered into an  investment  management  agreement with Mercer or its affiliates,  or have invested at least $350 million
          in  the  Trust  (excluding  Defined   Contribution   Plans).  The  MGI
          Collective Trust,  discretionary  investment management clients of the
          Advisor or its  affiliates  prior to June 30, 2005 and  retirement  or other benefit plans of the Advisor and any of its affiliates  also may invest in Class Y-3  shares.  Class Y-3  shares are sold  without  the imposition of an initial sales charge,  are not subject to a CDSC, and are not subject to any service or  distribution  fees. Any shareholder servicing for the Class Y-3 shares by the Adviser or  affiliates  will be de minimis.  Shareholder servicing for the Class Y-3 shares will be performed at the client level by the  investor and  customized  to the individual client.

     The only  differences  among the various classes of shares of the same Fund of the Trust will relate  solely to: (a)  distribution  fee payments  associated with the 12b-1 Plans for the Class S shares and Class Y-1 shares,  and any other costs  relating to  implementing  or amending  such plans  (including  obtaining shareholder  approval  of such plans or any  amendment  thereto),  which will be
borne  solely  by   shareholders   of  such  class  or  classes;   (b)  internal
administrative  fees paid to the Adviser by the Class S, Class Y-1 and Class Y-2 shares; (c) class names or designations;  (d) voting rights, as described in the
Plan; (e) certain income and expense allocations,  as described in the Plan; and
(f) the investors who are eligible to purchase shares of the classes.

     The Board of  Trustees  has the  power to  designate  one or more  Funds or classes of shares of beneficial interest and to classify and reclassify unissued shares with  respect to such Funds.  The assets of each Fund belong only to that
Fund,  and the  liabilities  of each Fund are  borne  solely by that Fund and no other. Shares of each Fund represent equal proportionate interests in the assets of that Fund only and have identical voting, dividend,  redemption,  liquidation and other rights,  except as described in the Plan.  All shares issued are fully paid and  nonassessable,  and shareholders  have no preemptive or other right to subscribe to any additional shares and no conversion rights.

     Each issued and outstanding full and fractional share of a Fund is entitled to one  full  and  fractional  vote in the  Fund  and all  shares  of each  Fund participate  equally with regard to dividends,  distributions  and  liquidations with respect to that Fund. Shareholders do not have cumulative voting rights. On any matter  submitted to a vote of  shareholders,  shares of each Fund will vote separately,  except when a vote of  shareholders in the aggregate is required by law, or when the Trustees have  determined that the matter affects the interests of more than one Fund, in which case the shareholders of all such Funds shall be entitled to vote thereon.

     Each class shall have  exclusive  voting rights on any matter  submitted to shareholders  that relates  solely to that class'  arrangement  for  shareholder services and the  distribution  of shares,  including  its Rule 12b-1 plan,  and shall have separate  voting rights on any matter  submitted to  shareholders  in which the  interests of one class differ from the  interests of any other class, and shall have, in all other  respects,  the same rights and obligations as each other class, except as described in the Plan.

INCOME AND EXPENSE ALLOCATION

     Certain  expenses of a series may be attributable to a particular  class of its shares ("Class  Expenses").  Class Expenses are charged  directly to the net assets of that class and, thus, are borne on a pro rata basis by the outstanding shares of that class.

     In addition to the 12b-1 fees and internal  administrative  fees  described above,  each  class  may also pay a  different  amount  of the  following  other expenses:

1.   printing  and  postage  expenses  related  to  preparing  and  distributing materials such as shareholder reports,  prospectuses and proxies to current shareholders of a specific class;

2.   Blue Sky fees incurred by a specific class of shares;

3.   SEC registration fees incurred by a specific class of shares;

4.   expenses of  administrative  personnel and services required to support the shareholders of a specific class of shares;

5.   Board  members' fees incurred as a result of issues  relating to a specific class of shares;

6.   litigation expenses or other legal expenses relating to a specific class of shares; and

7.   transfer agent and sub-transfer agent fees identified as being attributable to a specific class.

DIVIDENDS AND DISTRIBUTIONS

     Income and realized and unrealized  capital gains and losses of a Fund will be  allocated  to each class of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund.

EXCHANGES AND CONVERSIONS

     Class S,  Class  Y-1,  Class  Y-2 and  Class  Y-3  shares  of a Fund may be exchanged  for the  corresponding  class of shares of other  Funds of the Trust.
Exchanges  will comply with all  applicable  provisions  of Rule 11a-3 under the
1940 Act. All exchanges are subject to the  eligibility  and minimum  investment requirements set forth in the Registration Statement.  Class S, Class Y-1, Class
Y-2 and Class Y-3 shares do not convert into another class of shares.

     These  exchange  privileges  may be  modified or  terminated  by a Fund and exchanges  may only be made into Funds of the Trust that are legally  registered for sale in the investor's state of residence.

CLASS DESIGNATION

     Subject to approval by the Board of Trustees of the Trust, a Fund may alter the designations of one or more of its classes of shares.

ADDITIONAL INFORMATION

     This  Plan  is  qualified  by and  subject  to  the  terms  of the  Trust's
Registration Statement;  provided,  however, that none of the terms set forth in the Registration  Statement shall be inconsistent  with the terms of the classes
contained  in  the  Plan.  The  Registration   Statement   contains   additional
information about the classes and each Fund's multiple class structure.

GENERAL

     Any  distribution  arrangement of the Trust,  including  distribution  fees pursuant to Rule 12b-1 under the 1940 Act,  will comply with Section 2830 of the
Conduct Rules of the National Association of Securities Dealers, Inc.

     On an ongoing  basis,  the Board of Trustees,  pursuant to their  fiduciary responsibilities  under the 1940 Act and  otherwise,  will monitor each Fund for the  existence of any material  conflicts  between the  interests of the various classes of shares  offered  by such Fund.  The Board of  Trustees,  including  a majority of the  Trustees who are not  interested  persons of the Trust (as such term is  defined  in the 1940  Act),  shall  take such  action as is  reasonably necessary  to  eliminate  any such  conflict  that may  develop.  Mercer and the
Trust's  distributor shall be responsible for alerting the Board to any material conflicts that arise.

     Any material  amendment to the Plan must be approved pursuant to Rule 18f-3 under  the  1940  Act by a  majority  of the  Board of  Trustees  of the  Trust, including a majority of those trustees who are not  "interested  persons" of the
Trust (as such term is defined in the 1940 Act).

DATE OF EFFECTIVENESS

     This Plan is effective as of the date hereof, provided that this Plan shall not become  effective  with  respect to any series  unless such action has first been  approved  by the vote of a majority of the Board and by vote of a majority of those Board  members who are not  "interested  persons" of the Trust (as such term is  defined  in the  1940  Act).  The Plan  also is  subject  to the  Board satisfying the fund governance  standards as defined in Rule 0-1(a)(7) under the
1940 Act.

Date:  Adopted September 21, 2006.